EXHIBIT 10.5

SIC Loan No. A5020203

NOTE

$1,060,000.00	April 15, 2005

FOR VALUE RECEIVED, the undersigned (“Borrower”), jointly and severally, promises to pay in lawful money of the United States, to the order of Standard Insurance Company, an Oregon corporation (“Lender”), at its office in Portland, Oregon, or such other place as Lender may designate, the principal amount of a loan (“Loan”) of One Million Sixty Thousand and No/100ths Dollars ($1,060,000.00), together with interest thereon, on the following agreements, terms and conditions.

1. Payments. Borrower shall make payments of principal and interest to Lender in One Hundred Eighty (180) equal monthly amounts of Nine Thousand Eighty-Nine and No/100ths Dollars ($9,089.00)payable on the first day of each month, commencing with the first day of July, 2005 (“First Payment Date”), together with such other sums as may become due hereunder or under any instrument securing this Note, until the entire indebtedness is fully paid, except that any remaining indebtedness if not sooner paid shall be finally due and payable on the first day of June, 2020, which is the maturity date of this Note (“Maturity Date”). Every payment received with respect hereto shall be applied, in any order that may be determined by Lender in its sole discretion, to sums under this Note, including, without limitation: (a) late charges; (b) expenses paid or funds advanced by Lender with interest thereon at the Default Rate when applicable (as hereinafter defined); (c) any prepayment fees due with respect to any payment and any other fees which may remain unpaid; (d) accrued interest on the principal balance from time to time remaining unpaid; and (e) subject to the prepayment provisions herein, the principal balance hereunder.

2. Interest. The interest included in the aforesaid payments, unless increased as otherwise provided in this Note, shall be calculated at the rate of Six and One-Quarter (6.250%) percent per annum (“Note Rate”) upon the unpaid balance of principal of this Note. Borrower, jointly and severally, also promises to pay interest at the Note Rate from the date of disbursement of the Loan proceeds evidenced by this Note (“Disbursement Date”) to the date from which interest is included in the first payment previously described.

3. Prepayment Restrictions; Fees. Borrower shall have the right to prepay, in full but not in part, the obligation evidenced by this Note upon giving Lender (i) not less than thirty (30) days’ prior written notice of (a) Borrower’s intention to so prepay this Note, and (b) the date upon which such prepayment will be received by Lender (“Prepayment Date”), and (ii) payment to Lender of the Prepayment Fee (as hereinafter defined), if any, then due to Lender as hereinafter provided.

1

(a)	As used herein, the term “Prepayment Fee” shall mean an amount which is the greater of

(i)	one percent (1%) of the outstanding principal balance of this Note at the time of prepayment or

(ii)	the sum of

(A)	the Present Value (as hereinafter defined) of the scheduled monthly payments due under this Note from the Prepayment Date to the Maturity Date and

(B)	the Present Value of the amount of principal and interest due under this Note on the Maturity Date (assuming all scheduled monthly payments due prior to the Maturity Date were made when due), minus

(C)	the outstanding principal balance of this Note as of the Prepayment Date.

The “Present Values” described in (A) and (B) shall be computed on a monthly basis as of the Prepayment Date discounted at a rate that is equal to the yield-to-maturity of the U.S. Treasury Note or Bond closest in maturity to the Maturity Date of this Note as reported in the Wall Street Journal (or, if the Wall Street Journal is no longer published, as reported in such other daily financial publication of national circulation which shall be designated by Lender) on the fifth (5th) business day preceding the Prepayment Date. Borrower shall be obligated to prepay this Note on the Prepayment Date set forth in the written notice to Lender required hereinabove, after such notice has been delivered to Lender.

(b)

Notwithstanding the foregoing or any other provision herein to the contrary, if Lender elects to apply insurance proceeds, condemnation awards, or any escrowed amounts, if applicable, to the reduction of the outstanding principal balance of this Note in the manner provided in the Mortgage, no Prepayment Fee shall be due or payable as a result of such application and the monthly installments due and payable hereunder shall be reduced accordingly.

(c)

In the event the Maturity Date is accelerated by Lender at any time due to a default by Borrower in the payment of principal and/or interest due under this Note or in the performance of the terms, covenants or conditions contained in this Note, the Mortgage or any of the other Loan Documents (as hereinafter defined), then a tender of payment in an amount necessary to satisfy the entire outstanding principal balance of this Note together with all accrued unpaid interest hereon made by Borrower, or by anyone on behalf of Borrower, at any time prior to, at, or as a result of, a foreclosure sale or sale pursuant to power of sale, shall constitute a voluntary prepayment hereunder prior to the contracted Maturity Date of this Note thus requiring the payment to Lender of a Prepayment Fee equal to the applicable Prepayment Fee as set forth in paragraph (a) above; provided, however, that in the event such Prepayment Fee is construed to be interest under the laws of the State of Minnesota in any circumstance, such payment shall not be required to the extent that the amount thereof, together with other interest payable hereunder, exceeds the maximum rate of interest that may be lawfully charged under applicable law.

2

(d)

Notwithstanding anything contained herein to the contrary, during the ninety (90) day period immediately preceding the Maturity Date of this Note, the entire outstanding principal balance and all accrued unpaid interest on this Note may be prepaid in whole, but not in part, at par, without incurring a Prepayment Fee.

4. Waiver. To the extent permitted by law, each and every Borrower, surety, guarantor, endorser or signator to this Note and any other party now or hereafter liable for the payment of this Note, in whatever capacity, whether in whole or in part hereby (a) waives notice of intent to demand, presentment for payment, notice of demand, demand, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, filing of suit, and diligence in collecting this Note and/or enforcing any of the security herefor; (b) agrees that Lender shall not be required first to institute suit or exhaust its remedies against Borrower or others liable or to become liable hereon or against the Property (as hereinafter defined), it being understood that Lender may exercise its rights hereunder and pursue its remedies in any order and at any time it desires, and may do so, without notice to or consent of any such person, and without in any way diminishing the obligations of any such person; (c) consents to Lender dealing with any such person with reference to this Note by way of forbearance, extension, modification, compromise or otherwise; (d) consents and agrees to any and all extensions, releases, renewals, partial payments, surrenders, exchanges, substitutions of security herefor, compromises, discharges or modifications and any other indulgence with respect to any of any right or obligation secured by or provided by the Mortgage securing this Note (“Mortgage”) or any other instrument securing this Note, before or after the maturity of this Note, without notice thereof to any of them; and (e) consents and agrees that Lender may take any other action which Lender may deem reasonably appropriate to protect its security interest in the property securing this Note (“Property”). Any such action(s) taken under the preceding sentence may be taken against one, all, or some of such persons, and Lender may take any such action against one differently than another of such persons, in Lender’s sole discretion.

5. Default; Default Rate. Time is material and of the essence hereof with respect to the payment of any sums of any nature by and the performance of all duties or obligations of the Borrower. Each of the following shall be an Event of Default under this Note: (a) failure to make any payment of principal and/or interest or any other payment required by the provisions of this Note or of any instrument securing this Note on the date such payment or payments are due; (b) failure to perform any other provision of this Note or of any instrument securing this Note; or (c) falsity in any material respect of the warranties in the Mortgage or of any representation, warranty or information furnished by Borrower or its agents to Lender in connection with the loan evidenced by this Note (“Loan”). Upon the occurrence of any Event of Default, any sum not paid as provided in this Note or in any instrument securing this Note, shall, at the option of Lender, without notice, bear interest from such due date at a rate of interest (“Default Rate”) equal to four (4) percentage points per annum greater than the Note Rate, or the maximum rate of interest permitted by law, whichever is the lesser, and, at the option of Lender, the unpaid balance of principal, accrued interest, plus any other sums due under this Note, or under any instrument securing this Note shall at once become due and payable, without notice except as described in Paragraph 12, and shall bear interest at the Default Rate. If an Event of Default occurs during a period of time in which prepayment is permitted only on payment of a prepayment fee, such fee shall be computed as if the sum declared due on default were a prepayment and shall be added to the sums due and payable hereunder.

3

6. Late Charges. If any payment is not received by Lender (or by the correspondent if a correspondent has been designated by Lender to receive payments) within five (5) calendar days after its due date, Lender, at its option, may assess a late charge equal to five cents for each $1.00 of each overdue payment or the maximum late charge permitted by the laws of the state in which the Property is located, whichever is less. Such late charge shall be due and payable on demand, and Lender, at its option, may (a) refuse to accept any late payment or any subsequent payment unless accompanied by such late charge, (b) add such late charge to the principal balance of this Note or (c) treat the failure to pay such late charge as demanded as an Event of Default hereunder. If such late charge is added to the principal balance of this Note, it shall bear interest at the Default Rate. The late charge is compensation for damages suffered by Lender and does not constitute interest.

7. Acknowledgments Regarding Default Rate, Late Charges and Prepayment Fees.

(a)

Borrower acknowledges and agrees that (i) a default in making the payments herein agreed to be paid when due will result in the Lender incurring additional expense in servicing the Loan, loss to Lender of the use of the money due, and frustration to Lender in meeting its other commitments, (ii) if for any reason it fails to pay any amounts due hereunder, Lender shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages, and (iii) the Default Rate and the late charge described in this Note are a reasonable estimate of such damages.

(b)

Borrower acknowledges and agrees that (i) prepayment prior to the maturity date may result in loss to Lender, (ii) the amount of the loss will depend on the interest rates at the time of prepayment, the amount of principal prepaid and the length of time remaining between the prepayment date and the scheduled maturity date, (iii) prepayment is most likely to occur when interest rates have dropped below the Note Rate, and (iv) because it is extremely difficult and impractical to ascertain now the amount of loss Lender may suffer in the event of prepayment, (A) Lender shall be entitled to damages for the loss caused by prepayment and (B) the prepayment fee described in this Note is a reasonable measure of such damages. Borrower agrees that the prepayment fee described in this Note shall be imposed, to the extent permitted by law, whether the prepayment is voluntary, involuntary or by operation of law, in connection with an Event of Default, or required by Lender in connection with a transfer or contract to transfer the Property, provided that no prepayment fee shall be added to sums prepaid with casualty insurance proceeds or condemnation awards.

4

(c)

Borrower expressly (i) waives any right to prepay the Loan without payment of the prepayment fee described above in connection with a transfer or contract to transfer the Property by Borrower, or a successor in interest of the undersigned, and (ii) agrees to pay such prepayment fee as provided above in connection with such a transfer or contract to transfer.

(d)

Borrower represents that it is a knowledgeable real estate investor and fully understands the effect of the fees, charges, waivers and agreements contained above. Borrower acknowledges and agrees that the making of the Loan by Lender at the interest rate and with the other terms described herein is sufficient consideration for such fees, charges, waiver and agreement, and that Lender would not make this Loan on these terms without such fees, charges, waiver and agreement.

8. Expenses and Attorney Fees. If Lender refers this Note to an attorney for collection or seeks legal advice following a default alleged in good faith under this Note; if Lender is the prevailing party in any litigation instituted in connection with this Note; or if Lender or any other person initiates any judicial or nonjudicial action, suit or proceeding, including but not limited to a foreclosure sale, in connection with this Note or the security therefor, and an attorney is employed by Lender to (a) appear in any such action, suit or proceeding, (b) reclaim, seek relief from a judicial or statutory stay, sequester, protect, preserve or enforce Lender’s interest in this Note, the Mortgage, or any other security for this Note (including but not limited to proceedings at appellate levels, under federal bankruptcy law, in eminent domain, under probate proceedings, or in connection with any state or federal tax lien), or (c) assist Lender in any foreclosure sale, then, in any such event, Borrower shall pay attorney’s fees and costs and expenses incurred by Lender and/or its attorney in connection with the above-mentioned events and any appeals related to such events, including but not limited to costs incurred in searching records, the cost of title reports, the cost of appraisals, and the cost of surveyors’ reports. If not paid within ten days after such fees, costs and expenses become due and written demand for payment is made upon Borrower, such amount may, at Lender’s option, be added to the principal of the Note and shall bear interest at the Default Rate.

9. No Usury. In no event shall any payment of interest or any other sum payable hereunder both (a) violate the usury laws of the state in which the Property is located and (b) allow Borrower to bring a claim for usury or raise usury as a defense in any action on this Note. If it is established that both (a) and (b) have occurred, and any payment exceeding lawful limits has been received, Lender shall refund such excess or, at its option, credit the excess amount to principal, but such payments shall not affect the obligation to make periodic payments required herein.

10. Security. The indebtedness evidenced by this Note is secured by the Mortgage of even date and may be secured by other security instruments.

5

11. Due on Sale or Encumbrance. As provided in the Mortgage securing this Note, and subject to any exceptions provided therein, transfers or encumbrances of the Property, or of ownership interests in Borrower, cause all sums evidenced by this Note and/or secured by the Mortgage or by any other Loan Document to become immediately due and payable. By signing this Note, Borrower acknowledges that Borrower has received and reviewed a copy of the Mortgage and is familiar with the provisions restricting the transfer of the Property and the ownership interests therein.

12. Notice and Opportunity to Cure. Notwithstanding any other provision of this Note, Lender shall not accelerate the sums evidenced hereby because of a nonmonetary default (defined below) by Borrower unless Borrower fails to cure the default within fifteen (15) days of the earlier of the date on which Lender mails or delivers written notice of the default to Borrower. For purposes of this Note, the term “nonmonetary default” means a failure by Borrower or any other person or entity to perform any obligation contained in this Note or any other document, or instrument evidencing or securing the Loan (collectively, “Loan Documents”), other than the obligation to make payments provided for in this Note or any other Loan Document. If a nonmonetary default is capable of being cured and the cure cannot reasonably be completed within the fifteen (15) day cure period, the cure period shall be extended up to sixty (60) days so long as Borrower has commenced action to cure within the fifteen (15) day cure period, and in Lender’s opinion, Borrower is proceeding to cure the default with due diligence. No notice of default and no opportunity to cure shall be required if during any 12-month period Lender has already sent a notice to Borrower concerning default in the performance of the same obligation. None of the foregoing shall be construed to obligate Lender to forebear in any other manner from exercising its remedies and Lender may pursue any other rights or remedies which Lender may have because of a default.

13. Commercial Purpose. The obligation evidenced by this Note is exclusively for commercial or business purposes.

14. Notice.Except as otherwise provided in this Note, all notices and consents required or permitted under this Note shall be in writing and may be telecopied, cabled, delivered by hand, or mailed by first class registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

6

If to Borrower:	If to Lender:

BTAC Properties, Inc.	Standard Insurance Company
13828 Lincoln Street NE	Attn: Mortgage Loan Servicing
Ham Lake, MN 55304
19225 NW Tanasbourne Drive, T3A
Hillsboro, Oregon 97124

Changes in the respective addresses to which such notices may be directed may be made from time to time by either party by notice to the other parties given at least ten (10) days before such change of address is to become effective. Notices and consents given by mail in accordance with this paragraph shall be deemed to have been given three (3) days after the date of dispatch; notices and consents given by any other means shall be deemed to have been given when received.

15. Governing Law. The law of the state where the Property is located shall govern the validity, interpretation, construction and performance of this Note.

16. Successors and Assigns. Whenever used herein, the words “undersigned”, “Borrower” and “Lender” shall be deemed to include their respective heirs, executors, administrators, personal representatives, successors and assigns.

NOTICE TO THE BORROWER

DO NOT SIGN THIS NOTE BEFORE YOU READ IT. THIS NOTE PROVIDES FOR THE PAYMENT OF A FEE IF THE NOTE IS REPAID PRIOR TO THE DATE PROVIDED FOR REPAYMENT IN THIS NOTE AND OTHER CHARGES IF PAYMENTS ARE LATE. IF YOU HAVE ANY QUESTIONS ABOUT THIS NOTE, YOU SHOULD CONSULT YOUR ATTORNEY.

7

BTAC Properties, Inc.,
a Minnesota corporation

By:	/s/ Gary Copperud	By:	/s/ Gary Copperud
	Gary Copperud, President		Gary Copperud, Individually

By:	/s/ Kenneth W. Brimmer	By:	/s/ Kenneth W. Brimmer
	Kenneth W Brimmer, Chief Executive Officer		Kenneth W. Brimmer, Individually

8